EXHIBIT 99.1


PRESS RELEASE                                    FOR IMMEDIATE RELEASE
                                                 Contact:
                                                 -------
                                                 Edmund T. Leonard
                                                 Chairman of the Board and Chief
                                                    Financial Officer
                                                 (410) 547-1088


                          BV FINANCIAL, INC. ANNOUNCES
                     COMPLETION OF STOCK REPURCHASE PROGRAM

         February 26, 2008, Baltimore, Maryland. BV Financial, Inc. (OTCBB:
BVFL) today announced that the Company has completed its previously announced stock repurchase program of 50,277 shares.

         BV Financial, Inc. is the parent company of Bay-Vanguard Federal Savings Bank. Bay-Vanguard Federal Savings Bank is headquartered in Baltimore, Maryland with four other branches in the Baltimore metropolitan area. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.